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                                                                 Exhibit 23.1




                          Consent of Independent Auditors



We consent to the references to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated March 31, 1998, with respect to the financial statements of Tumbleweed, LLC, and our report dated August 7, 1998, with respect to the balance sheet of Tumbleweed, Inc., in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-57931) and related Prospectus of Tumbleweed, Inc. for the registration of 1,200,000 shares of its common stock.


                                                      /s/ Ernst & Young LLP


Louisville, Kentucky
August 25, 1998